SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________
FORM 8-K
______________

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DIFINITIVE AGREEMENT.

On February 7, 2013, Charter Communications, Inc. (“Charter”) and its subsidiary, Charter Communications Operating, LLC (“CCO”) entered into a purchase agreement with CSC Holdings, LLC (“CSC Holdings”), a wholly owned subsidiary of Cablevision Systems Corporation (“Cablevision”) (the “Purchase Agreement”), pursuant to which CCO, subject to a guarantee of Charter, has agreed to acquire Bresnan Broadband Holdings, LLC (“Bresnan Cable”) and its subsidiaries (collectively, “Bresnan”), on the terms and subject to the conditions set forth in the Purchase Agreement, as briefly described below. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. Using Cablevision's “Optimum West” brand name, Bresnan operates cable systems in Colorado, Montana, Wyoming and Utah.

Pursuant to the Purchase Agreement, CCO will acquire all of the limited liability company membership interests of Bresnan Cable that are held by a wholly owned subsidiary of CSC Holdings for a cash purchase price of $1.625 billion, subject to a working capital adjustment, a reduction for certain funded indebtedness of Bresnan Cable and payment to CSC Holdings of any post-closing refunds of certain Montana property taxes paid under protest by Bresnan prior to the closing. The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including the expiration or early termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of FCC approvals, franchise approvals covering not less than 80% of Bresnan's Video Customers as of the date of the Purchase Agreement and certain state telecommunication authorizations (collectively, the “Regulatory Approvals”).

Subject to certain conditions, the Purchase Agreement can be terminated by either CSC Holdings or Charter if the closing shall not have occurred by August 7, 2013, provided that if the conditions relating to any of the Regulatory Approvals have not been satisfied by such date, either party can extend that date to November 7, 2013. Charter's obligations under the Purchase Agreement are not subject to any financing conditions.

The closing of the transaction contemplated by the Purchase Agreement is expected to occur during the third quarter of 2013. However, there can be no assurances that the conditions to closing set forth in the Purchase Agreement will be satisfied or waived or that the closing will occur at all.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

In addition, the representations, warranties and covenants are qualified by and subject to important exceptions and other limitations contained in the Purchase Agreement and the schedules thereto that were agreed to in connection with negotiating the terms and conditions of the Purchase Agreement. In particular, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which the parties may have the right not to close the transactions contemplated by the Purchase Agreement if the representations and warranties of the other party or parties are not true and correct at signing or closing (subject in each case to the materiality qualifications contained therein and in the conditions to closing applicable thereto) and not for the purpose of establishing the matters covered as facts.

CCO has obtained committed financing from Credit Suisse and Goldman Sachs in the form of a $1.5 billion term loan to fund a portion of the purchase price.

ITEM 8.01. OTHER EVENTS.
For more details on this transaction, see the press release announcing the transaction and filed herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1*	Purchase Agreement dated February 7, 2013 between CSC Holdings, LLC, and Charter Communications Operating, LLC.
99.1*	Press release dated February 7, 2013.
___________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: February 12, 2013		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Purchase Agreement dated February 7, 2013 between CSC Holdings, LLC, and Charter Communications Operating, LLC.
99.1*	Press release dated February 7, 2013.
___________

* filed herewith